COMPARISON OF CHANGE IN VALUE OF $10,000
   INVESTMENT IN DREYFUS STOCK INDEX FUND
   AND THE STANDARD & POOR'S 500 COMPOSITE
   STOCK PRICE INDEX

   EXHIBIT A:
   _____________________________________________________
 |          |          STANDARD      |                 |
 |          |         & POOR'S 500   |                 |
 |  PERIOD  |       COMPOSITE STOCK  |  DREYFUS STOCK  |
 |          |        PRICE INDEX *   |   INDEX FUND    |
 | ---------|      ------------------|-----------------|
 |  9/29/89 |                 10,000 |          10,000 |
 | 12/31/89 |                 10,205 |          10,216 |
 | 12/31/90 |                  9,888 |           9,860 |
 | 12/31/91 |                 12,893 |          12,803 |
 | 12/31/92 |                 13,875 |          13,713 |
 | 12/31/93 |                 15,270 |          14,993 |
 | 12/31/94 |                 15,471 |          15,125 |
 | 12/31/95 |                 21,278 |          20,688 |
 | -----------------------------------------------------

*Source: Lipper Analytical Services, Inc.